UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Masimo Corporation (the “Company”) held its Annual Meeting of Stockholders on October 2, 2013. At the meeting, a total of 54,398,145 shares, or 96.28%, of the Common Stock outstanding as of the record date, were represented in person or by proxy. At the meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 28, 2013 (the “Proxy Statement”).

Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

Proposal No. 1: To elect the following nominees as Class III directors to serve until the Company’s 2016 annual meeting of stockholders.

				Broker
Nominee	For	Against	Abstentions	Non-votes
Mr. Joe Kiani	43,346,336	2,809,740	6,584	8,235,485
Mr. Jack Lasersohn	34,425,948	11,729,423	7,289	8,235,485

Proposal No. 2: To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the Company’s fiscal year ending December 28, 2013.

For	Against	Abstentions
54,153,282	234,412	10,451

Proposal No. 3: To approve by an advisory (nonbinding) vote the compensation of the Company’s named executive officers, as presented in the Proxy Statement.

For	Against	Abstentions	Broker Non-votes
22,239,928	18,575,775	5,346,957	8,235,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: October 7, 2013	By:	/S/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)